================================================================================

                                   EXHIBIT 32

SECTION 13a-14(b) CERTIFICATION

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Leisure Direct, Inc.

A signed original of this written statement required by Section 906 has been provided to Leisure Direct, Inc. and will be retained by Leisure Direct, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



Dated:  August 21, 2006                    Name: /s/ John R. Ayling
        ---------------                    ------------------------------
                                           Title: Chief Executive Officer





















--------------------------------------------------------------------------------